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                                                                    Exhibit 23.5

                                               Corporate and Institutional
                                               Client Group

                                               101 California Street, Suite 1200
                                               San Francisco, California 94111
                                               415 676 3200
                                               FAX 415 676 3299

[LOGO & MERRILL LYNCH LETTERHEAD APPEARS HERE]



USCS International, Inc.
2969 Prospect Park Drive
Rancho Cordova, California 95670

Dear Sir:

          We hereby consent to the use of our opinion letter dated September 2, 1998 to the Board of Directors of USCS International, Inc. included as Appendix B to the Joint Proxy Statement-Prospectus which forms a part of the Registration Statement on S-4 relating to the proposed transaction between USCS International, Inc. and DST Systems, Inc. and to the references of such opinion in such Joint Proxy Statement-Prospectus under the captions "SUMMARY - Opinion of USCS' Financial Advisor", "MERGER - Background of the Merger", "MERGER - USCS' Reasons for the Merger; Recommendation of the USCS Board" and "MERGER - Opinion of USCS' Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                    MERRILL LYNCH, PIERCE, FENNER &
                                    SMITH INCORPORATED

                                    By:  /s/ Merrill Lynch Pierce Fenner & Smith
                                         ---------------------------------------

November 17, 1998